[Letterhead of Cleary, Gottlieb, Steen & Hamilton]






Writer's Direct Dial:  (202) 974-1520

                                    November 24, 1997


ALBANK Financial Corporation
10 North Pearl Street
Albany, New York  12207


            Re:  Registration Statement on Form S-4
                 ----------------------------------

Ladies and Gentlemen:


           We have acted as counsel to ALBANK Financial
Corporation, a Delaware corporation (the "Company"), and Sponsor of ALBANK Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the Registration Statement on Form S-4 of the Company and the Trust (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and amended today, in respect of (i) the proposed issuance by the Trust of $50,000,000 aggregate liquidation amount of 9.27% Capital Securities, Series B (the "New Capital Securities") registered under the Securities Act in exchange for up to $50,000,000 aggregate liquidation amount of 9.27% Capital Securities, Series A (the "Old Capital Securities"); (ii) the proposed issuance by the Company to the Trust of $51,547,000 aggregate principal amount of the Company's 9.27% Junior Subordinated Deferrable Interest Debentures due 2027, Series B (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for up to $51,547,000 aggregate principal amount of the Company's 9.27% Junior Subordinated Deferrable Interest Debentures due 2027, Series A (the "Old Junior Subordinated Debentures"); and (iii) the Company's Guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Company's Guarantee of the Old Capital Securities (the "Old Guarantee"), all as more fully described in the Registration Statement and the Prospectus included as part of the Registration Statement.


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ALBANK Financial Corporation, p. 2


           The New Capital Securities will be issued pursuant to an Amended and Restated Declaration of Trust, dated as of June 6, 1997, among the Company, as Sponsor, the Administrators thereof, Chase Manhattan Bank Delaware, as Delaware Trustee, and The Chase Manhattan Bank, as Property Trustee (the "Amended Declaration"); and the New Junior Subordinated Debentures will be issued pursuant to an Indenture, dated as of June 6, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Indenture").

           We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company and the Trust and such other instruments and other certificates of public officials, officers and representatives of the Company and the Trust and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

           1. When the New Junior Subordinated Debentures, in the form filed as an exhibit to the Registration Statement, have been duly executed and authenticated in accordance with the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Old Junior Subordinated Debentures pursuant to the terms of the Registration Rights Agreement, the New Junior Subordinated Debentures will be valid and binding obligations of the Company, entitled to the benefits of the Indenture.

           2. The New Guarantee to be issued by the Company has been duly and validly authorized and, upon proper execution and delivery thereof, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

           The foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

           The foregoing opinions are limited to the law of the State of New York.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we


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ALBANK Financial Corporation, p. 3


are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration
Statement, including this exhibit.

                               Very truly yours,

                               CLEARY, GOTTLIEB, STEEN & HAMILTON


                               By  /s/ Kenneth L. Bachman
                                   ---------------------------------
                                       Kenneth L. Bachman, a Partner









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